Exhibit 5.1

Taft Stettinius & Hollister LLP

425 Walnut Street, Suite 1800

Cincinnati, OH 45202

October 4, 2017

Globalstar, Inc.

300 Holiday Square

Covington, Louisiana 70433

Ladies and Gentlemen:

We have acted as counsel to Globalstar, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (as finally amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on October 4, 2017. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of (i) senior debt securities (the “Senior Debt Securities”), (ii) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iv) shares of voting common stock, par value $0.0001 per share (the “Common Stock”), and (v) warrants (the “Warrants”), each on terms to be determined at the time of the offering. The Debt Securities, Preferred Stock, Common Stock, and Warrants are referred to herein collectively as the “Securities.” All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.

The Debt Securities will be issued pursuant to either (i) the indenture governing senior debt securities, dated April 15, 2008 (as supplemented, the “Senior Indenture”), between the Company and U.S. Bank, National Association, as trustee under the Senior Indenture, and filed with the Commission on April 16, 2008 or (ii) an indenture governing subordinated debt securities in the form filed as an exhibit to the Registration Statement (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), between the Company and U.S. Bank, National Association, as trustee under the Subordinated Indenture.

In arriving at the opinions expressed below, we have examined the following:

i.            the Certificate of Incorporation and Bylaws of the Company, in each case as amended to date;

ii.           the Registration Statement;

iii.          the Prospectus;

iv.          the Senior Indenture;

iv.          the form of the Subordinated Indenture filed as exhibits to the Registration Statement; and

v.           the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

i.            any Certificate of Designation in respect of any Preferred Stock will be in conformity with the Certificate of Incorporation and Bylaws of the Company and with applicable law;

ii.           the consideration paid for any Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) or any successor provision;

iii.          any supplemental indenture to either of the Indentures and any resolution of the board of directors of the Company or a committee thereof duly authorized to act on its behalf (the “Board”) and/or any Officers’ Certificate of the Company executed and delivered pursuant to such Indenture pursuant to which any Debt Securities are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the Board and/or Officers’ Certificate of the Company; and

iv.          the form and terms of such Debt Securities, when established, the form and terms of any Warrant, and the form and terms of any and all Securities or other securities comprising the same or subject thereto (in the case of Warrants),and the issuance, sale and delivery thereof by the Company, will comply with, and will not violate, the Company’s Certificate of Incorporation or Bylaws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of the Securities, or the incurrence and performance of the obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for the Security (if certificated) or the receipt by the depositary, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which the Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired in accordance with the applicable purchase, underwriting or similar agreement approved by the Board and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.           With respect to the Common Stock, when (a)  an appropriate prospectus supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (b) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect thereto has been duly authorized, executed and delivered by the Company and the other parties thereto, (c) the Board (and the stockholders of the Company, if their approval is required) has taken all necessary action to approve the issuance of the Common Stock, the terms of the offering thereof and related matters and (d) the Common Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, the Common Stock will be validly issued, fully paid and nonassessable.

2.           With respect to Warrants to be issued under a Warrant Agreement, when  (a) an appropriate prospectus supplement with respect to the Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (b) if the Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect thereto has been duly authorized, executed and delivered by the Company and the other parties thereto, (c) the Board (and the stockholders of the Company, if their approval is required) has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (d) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent under the Warrant Agreement and (e) the Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the applicable Warrants Agreement.

3.           With respect to the Preferred Stock, when (a)  an appropriate prospectus supplement with respect to the Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (b) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect thereto has been duly authorized, executed and delivered by the Company and the other parties thereto, (c) the Board (and the stockholders of the Company, if their approval is required) has taken all necessary corporate action to authorize and approve the issuance and terms of the series of the Preferred Stock, (d) the applicable Certificate of Designation for the particular series of Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of Delaware and (e) the series of the Preferred Stock has been duly issued and delivered, upon payment (or delivery) of the consideration provided therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

4.           The Senior Indenture has been duly authorized, executed and delivered by the Company, and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.           With respect to any series of Senior Debt Securities to be issued under the Senior Indenture, when  (a) an appropriate prospectus supplement with respect to the Senior Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (b) if the Senior Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect thereto has been duly authorized, executed and delivered by the Company and the other parties thereto, (c) the applicable supplement, if any, to the Senior Indenture, has been duly authorized and validly executed and delivered by the Company and the trustee under the Senior Indenture, or the applicable resolution of the Board has been duly authorized and validly executed and delivered by the Company, or the applicable Officers’ Certificate of the Company has been validly executed and delivered by a duly authorized officer of the Company, in either case in accordance with the terms of the Senior Indenture, (d) the Company has taken all necessary action to approve the issuance and terms of the series of Senior Debt Securities, the terms of the offering thereof and related matters and (e) the Senior Debt Securities of the series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, the Senior Debt Securities of the series will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.           With respect to any series of Subordinated Debt Securities to be issued under the Subordinated Indenture, when  (a) an appropriate prospectus supplement with respect to the Subordinated Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (b) if the Subordinated Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect thereto has been duly authorized, executed and delivered by the Company and the other parties thereto, (c)  the Subordinated Indenture has been duly authorized and validly executed and delivered by the Company and the trustee under the Subordinated Indenture, (d) the applicable supplement, if any, to the Subordinated Indenture, has been duly authorized and validly executed and delivered by the Company and the trustee under the Subordinated Indenture, or the applicable resolution of the Board has been duly authorized and validly executed and delivered by the Company, or the applicable Officers’ Certificate of the Company has been validly executed and delivered by a duly authorized officer of the Company, in either case in accordance with the terms of the Subordinated Indenture, (e) the Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (f) the Company has taken all necessary action to approve the issuance and terms of the series of Subordinated Debt Securities, the terms of the offering thereof and related matters and (g) the Subordinated Debt Securities of the series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, the Subordinated Debt Securities of the series will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions in paragraphs 2 and 4, 5 and 6 above are subject to (a) applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability, and (c) public policy considerations which may limit the rights of parties to obtain remedies.

With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the Company, our opinions are further subject to (a) the waivers of any usury defense contained in the Indentures which may be unenforceable, (b) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States Dollars, or a judgment denominated in a currency other than U.S. Dollars, may be converted into United States Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (c) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the DGCL. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP
Taft Stettinius & Hollister LLP